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                   [CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]

                                                                     EXHIBIT 5.1


                                February 4, 1997



Sinter Metals, Inc.
Terminal Tower
50 Public Square, Suite 3200
Cleveland, Ohio  44113



                  We are familiar with the proceedings taken and proposed to be taken by Sinter Metals, Inc., a Delaware corporation (the "Company"), with respect to 474,705 shares of Class A Common Stock, par value $.001 per share (the "Shares"), of the Company, to be offered and sold from time to time pursuant to the Company's 1994 Key Employees Stock Incentive Plan (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as restated, records of proceedings of the Board of Directors and stockholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when offered and sold pursuant to the terms and conditions of the Plan, will be duly authorized and validly issued, fully paid and nonassessable.

                  This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly, or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  We are admitted to the practice of law solely in the State of Ohio. The opinion expressed in this letter is limited to matters of Ohio law, the Delaware General Corporation Law and United States federal law.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                 Very truly yours,



                                                 CALFEE, HALTER & GRISWOLD LLP


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